                                                                   EXHIBIT 10.32

                            Limited Liability Company

                                    Agreement

                                       Of

                        HANDSPRING FACILITY COMPANY, LLC

                  This Limited Liability Company Agreement is entered into as of January 15, 2003, by HANDSPRING, INC., a Delaware corporation (the "Member") as the sole member of HANDSPRING FACILITY COMPANY, LLC (the "Company"), and by Domenic Borriello of C T Corporation Staffing, Inc. (the "Independent Manager") as the Independent Manager. The Member desires to form a limited liability company pursuant to the Limited Liability Company laws of the State of Delaware upon the following terms and conditions:

                                   ARTICLE 1

                           Name and Place of Business

         The name of the Company is HANDSPRING FACILITY COMPANY, LLC. Its principal place of business is c/o Handspring, Inc., 189 Bernardo Avenue, Mountain View, CA 94043, Attn: David Pine, V.P. and General Counsel.

                                   ARTICLE 2

                     Business, Purpose, and Term of Company

         Section 2.1 Purpose. The purpose of the Company is to acquire, own, lease, repair, maintain, hold for investment, encumber and sell or otherwise dispose of a fee and leasehold interest in those certain improvements and underlying real property described in Exhibit A hereto, (the "Property"), and to engage in any and all other activities as may be necessary or advisable in connection with the foregoing. In addition, the Company may cause certain improvements to be completed pursuant to that certain Property Purchase and Lease Modification Agreement ("Master Agreement"), dated as of January 15, 2003, between the Company and M-F Downtown Sunnyvale, LLC, a Delaware limited liability company ("MFDS"), including, without limitation, with respect to Building 2 and/or Building 3, as defined therein. The Company shall engage in no other business, it shall have no other purpose, it shall not own or acquire any real or personal property other than property related to the Property or in the furtherance of the purposes of the Company as stated herein, and it shall not incur, create, or assume any indebtedness or liabilities, secured or unsecured, direct or contingent, other than (i) the obligations owing to MFDS pursuant to the MFDS Documents (as defined in Section 14.9), (ii) indebtedness that represents trade payables or accrued expenses occurring pursuant to this Agreement or in the normal course of business of owning, operating and insuring the Property and due and payable in the ordinary course, including without limitation, obligations due to Devcon Construction Company for certain tenant improvement work as provided for under that certain Amended and Restated Lease Agreement (Building 3) between the Company and MFDS ("Modified Building 3 Lease"), (iii) fees of the Independent Manager as contemplated by Section 15.8 hereof, and (iv) franchise and similar taxes imposed by the State of California and the State of Delaware as well as property taxes for the Property. The Company, and the Member on behalf of the Company, may enter into and perform the MFDS Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member or other person or entity notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Member to enter into other agreements on behalf of the Company in accordance with this Agreement.

         Section 2.2 Prohibitions. So long as obligations under the MFDS Documents remain outstanding, the Company shall not do any of the following:

                  (a) dissolve (to the fullest extent permitted by law), liquidate, consolidate, merge or sell all or substantially all of its assets; or

                  (b) amend or recommend the amendment of this Agreement in any manner.

         Section 2.3 Requirements. The Company shall, consistent with the provisions of Section 2.2 above and except pursuant to the MFDS Documents or as consented to by MFDS in writing:

         (a) not commingle assets with those of any other entity and shall hold its assets in its own name;

         (b)      conduct its own business in its own name;

         (c) maintain bank accounts, books, records and financial statements in accordance with generally accepted accounting principles and separate from any other person or entity;

         (d) maintain its books, records, resolutions and agreements as official records;

         (e) pay its own liabilities out of its own funds (which may include payments made or capital contributed by the Member pursuant to Article
3);

         (f) maintain adequate capital to make payments of principal and interest, if applicable, pursuant to the One Year Note and the Five Year Note (each as defined in the Master Agreement) and the obligation to make payments of Base Rent pursuant to the Modified Building 3 Lease (which capital may include payments made or capital contributed by the Member pursuant to Article 3 but which shall not require the Company to maintain any minimum balance of cash on hand);

         (g)      observe all Company formalities;

         (h)      maintain an arm's-length relationship with the Affiliates;

         (i)      pay the salaries of its own employees, if any;

         (j) not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;

         (k)      not make any loans to any other person or entity;

         (l) allocate fairly and reasonably any overhead for shared office space;

         (m)      not pledge its assets for the benefit of any other entity;

         (n) hold itself out as a separate entity, with the exception that Company shall not be considered as a separate entity from the Member for federal, state, and local income tax purposes, and not fail to correct any known misunderstanding regarding its separate identity; and

         (o) not identify itself or any of its Affiliates as a division or part of the other.

         Further, the Company shall at all times observe the single purpose entity and separateness covenants set forth in the MFDS Documents as agreed to and signed by the Company. Nothing in this Section 2.3 shall be construed to require or impose an obligation, either directly or by implication, on the part of the Member to contribute capital to the Company except as specifically set forth in Section 3.1.

         Section 2.4 Term of Company; Certificate of Formation. The term of the Company shall commence on the date the Certificate of Formation is filed with the Secretary of State of Delaware in accordance with the provisions of the Act and shall continue on a perpetual basis unless dissolved pursuant to Article 7 of this Agreement.

         Section 2.5 Delaware Registered Offices and Agent for Service of Process. The Company shall maintain a Delaware registered office and agent for service of process as required by the Act. If the registered agent ceases to act as such for any reason or the registered office shall change, then the Member may designate a replacement registered agent or file a notice of change of address of the registered office.

         Section 2.6 Sole Member. The Company shall at all times be and remain a single member limited liability company, and it shall not have more than one Member at any time; nor shall the Member be entitled to divide or subdivide the Membership Interest in any manner whatsoever.

                                   ARTICLE 3

               Capital Contributions; Issuance of Membership Units

         Section 3.1 Capital Contribution by Member. On or before the date of this Agreement, the Member shall have committed to the Company to provide certain capital contributions as specifically set forth on Exhibit B hereto and shall additionally contribute to the Company all interests of Member in the Property. Except as specifically set forth in Section 3.1, the Member is not obligated to make any Capital Contributions to the Company. Furthermore, the Company acknowledges that the Member's obligations pursuant to item 7 on Exhibit B are expressly contingent upon the Company using such funds to satisfy the Company's obligations to pay principal and accrued interest pursuant to items 4 and 5 on Exhibit B and rent on item 6 on Exhibit B.

         Section 3.2       [ Deleted ]

         Section 3.3 Capital Accounts. A Capital Account shall be maintained for the Member to which shall be credited (i) the Member's Capital Contributions and (ii) all Company revenues. The Capital Account shall be debited with (A) all costs, expenses, and losses of the Company and (B) the amount of any distributions (including return of capital) made to the Member. No interest shall be paid on the Member's Capital Account.

         Section 3.4 Issuance of Membership Units as a Security. Upon receipt from the Member of the Capital Contribution as set forth in Section 3.1 above, the Company shall issue 1,000 membership units to the Member. The Membership Interest shall be evidenced by a Certificate of Membership Interest issued by the Company, in the form set forth as Exhibit C hereto. The Membership Interest in the Company is a security and shall be governed by Article 8 of the Delaware Uniform Commercial Code. No other Membership Interest or units thereof shall be issued without the prior written consent of the Member and as permitted under Article 6 hereof.

                                   ARTICLE 4

                      Income, Deductions and Distributions

         Section 4.1 Income. All items of income, gain, loss, deduction and credit of the Company (including, without limitation, items not subject to federal or state income tax) shall be treated for federal and state income tax purposes as items of income, gain, loss, deduction and credit of the Member.

         Section 4.2 Allocation of Distributions. To the fullest extent permitted by law, all distributions of cash or other assets of the Company shall be made to the Member when and as determined by the Member.

                                   ARTICLE 5

                            Management of the Company

         Section 5.1 General. Subject to Article 6 hereof, the Member shall be the Managing Member and shall be responsible for the management of the Company. The Managing Member shall have the right, power and authority to manage, direct and control all of the business and affairs of the Company, to transact business on behalf of the Company, to sign for the Company or on behalf of the Company or otherwise to bind the Company.

                                   ARTICLE 6

                               Independent Manager

         Section 6.1 Independent Manager. The Independent Manager shall at all times remain the Independent Manager for so long as obligations under the MFDS Documents are outstanding or until another Independent Manager is appointed acceptable to MFDS and the Member. The

Independent Manager shall resign, and shall not be replaced, within one (1) business day of the date that MFDS provides written verification to the Member and to the Independent Manager that all obligations under the MFDS Documents have been satisfied. Notwithstanding any other provision of this Agreement, so long as obligations are outstanding under the MFDS Documents, without the written approval of all parties owning and having any other interest, including a security interest, in the authorized and issued membership interests (herein, "Membership Interest Parties") and the Independent Manager, the Company shall not do any of the following:

                  (a) File, or consent to the filing of, a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to the Company;

                  (b)      Take any bankruptcy action, defined as:

                           (i)      Taking an action that would result in the
Company becoming insolvent;

                           (ii)     Commencing any case, proceeding or other
action on behalf of the Company under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                           (iii)    Instituting proceedings to have the Company
adjudicated as bankrupt or insolvent;

                           (iv)     Consenting to the institution of bankruptcy
or insolvency proceedings against the Company;

                           (v)      Filing a petition or consent to a petition
seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Company of its debts under any federal or state law relating to bankruptcy;

                           (vi)     Seeking or consenting to the appointment of
a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of its properties;

                           (vii)    Admitting in writing the Company's inability
to pay debts generally as they become due;

                           (viii)   Making any assignment for the benefit of the
Company's creditors;

                  (c) Dissolve (to the fullest extent permitted by law), liquidate, consolidate, merge or sell all or substantially all of the assets of the Company;

                  (d) Engage in any business activity other than permitted under Section 2.1;

                  (e) Amend this Agreement or the Certificate of Formation in any respect; and

                  (f) Issue any additional Membership Interests or units thereof or any Membership Certificates. Under no circumstances shall the Independent Manager have any power to directly or indirectly cause a Reinstatement as defined in the Modified Building 3 Lease.

         Section 6.2 Delegation of Powers of Managing Member. The Managing Member shall have full, exclusive, and complete discretion, power, and authority, subject in all cases to the other provisions of this Agreement and the requirements of applicable law, to delegate the management, control, administration, and operation of the business and affairs of the Company or the custody of the Company's assets for all purposes stated in this Agreement. Such delegation shall be as provided in such documentation as the Managing Member shall determine. Any such delegation shall not cause the Managing Member to cease to be the Managing Member.

         Section 6.3 Officers. The Managing Member may appoint individuals with or without such titles as it may elect, including the titles of President, Vice President, Treasurer, and Secretary, to act on behalf of the Company with such power and authority as the Managing Member may delegate in writing to any such persons.

         Section 6.4 Powers of Managing Member. Subject to the remaining provisions of this Article 6, the Managing Member shall have the right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts deemed by the Managing Member to be necessary or appropriate to effectuate the business, purposes and objectives of the Company at the expense of the Company, including but not limited to the execution of all documents or instruments in all matters necessary, desirable, convenient or incidental to the purpose of the Company or the making of investments of Company funds.

         Section 6.5 Reliance by Third Parties. Except or for acts or matters described in Section 6.1, above, any person or entity dealing with the Company may rely on a certificate signed by the Managing Member as to:

                  (a)      the identity of the Managing Member;

                  (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Managing Member or are in any matter germane to the affairs of the Company;

                  (c) the persons who or entities which are authorized to execute and deliver any instrument or document of or on behalf of the Company; or

                  (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company.

         Section 6.6       Actions Requiring Member Approval. Subject to
Section 2.2 hereof, the written consent of the Membership Interest Parties and, to the limited extent specifically required by Article 6 hereof, the written consent of the Independent Manager, shall be required to approve the following matters:

                  (a)      the dissolution or winding up of the Company;

                  (b)      the merger or consolidation of the Company;

                  (c) the sale, transfer, contribution, exchange, mortgage, pledge, encumbrance, lease or other disposition or transfer of all or substantially all of the assets of the Company (except as contemplated by the MFDS Documents);

                  (d) any action to cause a Reinstatement as defined in the Modified Building 3 Lease;

                  (e)      the declaration of any distributions by the Company;
and

                  (f)      amendments to this Agreement.

         Section 6.7 Actions Requiring Handspring, Inc. Approval. Regardless of whether Handspring is a Member of the Company, the prior written consent of Handspring, Inc., or any successor in interest to Handspring, Inc., shall be required to approve the following matters:

                  (a) any action to cause a Reinstatement as defined in the Modified Building 3 Lease;

                  (b) the admission of any Person as a Member of the Company except pursuant to Section 12.2 herein below;

                  (c)      any amendment to the provisions of this Section 6.7.

                                   ARTICLE 7

                                   Dissolution

         Section 7.1 Required Dissolution. The Company shall be dissolved, and shall wind up its affairs, upon the first to occur of the following:

                  (a) the determination by the Member to dissolve the Company (subject to Sections 2.2, 6.1 and 6.6 hereof) and Section 7.2;

                  (b) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; or

                  (c) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

         Section 7.2 Permitted Dissolution. The Company may be dissolved by the Member in its discretion, subject to the following terms and conditions, upon the sooner of:

                  (a) the termination or expiration of the Modified Building 3 Lease and transfer of the Company's entire interests in Building 3 to MFDS or its designee, provided that (i) all rent and other obligations of the Company under the Modified Building 3 Lease have been paid in full and (ii) the Member reaffirms its obligation for all sums and obligations of the Company then outstanding under the Master Agreement, including, without limitation, pursuant to the Five Year Note and the One Year Note (as defined, respectively, therein); and

                  (b) two years after closing, if Member is being merged or substantially all of its assets are being acquired, provided that (i) ownership of Building 3 and the lessee's interest under the Modified Building 3 Lease are transferred to another person or entity acceptable to MFDS in its reasonable discretion, (ii) all rent and other obligations of the Company under the Modified Building 3 Lease have been prepaid and otherwise performed in full, and
(iii) all sums and obligations of the Company then outstanding under the Master Agreement, including, without limitation, pursuant to the Five Year Note (as defined therein), are either prepaid or assumed, pursuant to documentation satisfactory to MFDS in its sole discretion, by the entity acquiring or merging with the Company.

                                   ARTICLE 8

                           Limitations on Dissolution

         Section 8.1 Limitations on Dissolution. Notwithstanding any other provision of this Agreement, the bankruptcy (as defined in the Act) of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution. Notwithstanding any provision in this Agreement to the contrary, upon the occurrence of any event that causes the Member to cease to be a member of the Company, (a) the person or entity acting as an Independent Manager pursuant to Section 6.1 shall, without any action of any person or entity and simultaneously with the Member's ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution, and (b) the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, appoint a person or entity as a substitute member of the Company (the "Substitute Member"). The Special Member may not resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Manager pursuant to Section 6.1; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a Substitute Member but shall not thereby cease to be an Independent Manager. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. The Special Member, in its capacity as Special Member, shall have the right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special

Member, the person or entity acting as an Independent Manager pursuant to
Section 6.1 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the person or entity acting as an Independent Manager pursuant to Section 6.1 shall not be a member of the Company. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company, and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company in the Company. Under no circumstances shall any Substitute Member or any Special Member have any power to directly or indirectly cause a Reinstatement as defined in the Modified Building 3 Lease.

                                   ARTICLE 9

                                  Governing Law

         Section 9.1 Governing Law. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware.

         Section 9.2 Enforceability. Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Manager, in accordance with its terms.

                                   ARTICLE 10

                      Indemnification and Fiduciary Duties

         Section 10.1 Exemption from Liability. To the maximum extent permitted by applicable law, the Managing Member and the Independent Manager shall not be liable to the Company or any other third party (i) for mistakes of judgment, (ii) for any act or omission suffered or taken by it, or (iii) for losses due to any such mistakes, action or inaction.

         Section 10.2 Indemnification. Except as may be restricted by applicable law, the Managing Member and the Independent Manager shall not be liable for and the Company shall indemnify the Managing Member and the Independent Manager against, and agrees to hold the Managing Member and the Independent Manager harmless from, all liabilities and claims (including reasonable attorney's fees and expenses in defending against such liabilities and claims) against the Managing Member or the Independent Manager, arising from the Managing Member's or the Independent Manager's performance of its duties in conformance with the terms of this Agreement. Any obligations of the Company to indemnify the Member and the Independent Manager are hereby fully subordinated to its obligations respecting the Property and shall not constitute a claim against the Company in the event that cash flow in excess of amounts required to pay holders of any debt pertaining to the Property is insufficient to pay such obligations.

         Section 10.3 Reliance on Experts. The Managing Member or the Independent Manager may consult with legal counsel or accountants selected by the Managing Member or the Independent Manager and, to the maximum extent permitted by applicable law, any action or omission suffered or taken in good faith in reliance and in accordance with the written opinion or advice of any such counsel or accountants (provided such counsel or accountants have been selected with reasonable care) shall be fully protected and justified with respect to the action or omission so suffered or taken.

         Section 10.4 Insurance. The Company shall have the power to purchase insurance on behalf of any person who is or was a Member or agent of the Company against any claims, demands, losses, damages, liabilities or expenses incurred by such person in such capacity or arising out of such person's status as a Member or agent of the Company, whether or not the Company would have the power to indemnify such person under the provisions of Section
10.2 or under applicable law.

         Section 10.5 Other Activities. The Member may engage in activities outside of the Company, including activities that compete with the Company and the Member shall have no duty to make any report or accounting to the Company. The Member shall devote whatever time, effort and skill as such Member, in its discretion, deems appropriate for the operation of the Company.

         Section 10.6 Fiduciary Duties. The fiduciary duties of the Member to the Company and of the Independent Manager to the Member and the Company are hereby eliminated except to the limited extent expressly provided in this Agreement.

                                   ARTICLE 11

                                MFDS Requirements

         Section 11.1 Interest of Creditors. To the fullest extent permitted by applicable law and without regard to whether the Company is then insolvent or approaching a zone of insolvency, the Independent Manager shall take into account the interests of the Company's creditors as well as the interests of the Member with respect to all matters subject to the consideration or vote of the Independent Manager.

                                   ARTICLE 12

                                   No Transfer

         Section 12.1 Prohibition. Subject to the provisions of the next section, Member shall not transfer its Membership Interest to any person at any time in whole or in part, voluntarily or involuntarily, and any such purported transfer shall be null and void.

         Section 12.2 Security Interest. Member shall have the right to create a security interest in the Membership Interest solely in favor of MFDS, and MFDS shall have the right to assign the same for security purposes (MFDS and any creditor of MFDS as such collateral assignee are hereinafter, individually and collectively, referred to in this Section 12.2 as "Secured Party") In connection with such security interest, (a) Secured Party shall have the right of enforcement and sale of the Membership Interest only in the event of a default of the obligation secured thereby and without the need for further consent or modification hereunder or hereof, (b) no consent of any Member, Manager, or other Person shall be a condition to the admission as a member of the Company of any transferee (including, without limitation, Secured Party) that acquires ownership of a Membership Interest as a result of the exercise by Secured Party of any remedy granted under any pledge or security agreement executed by any Member or under applicable law and (c) unless and until such sale, Member shall remain the Owner of the Membership Interests and Secured Party shall not have dominion, power over or control of the Membership Interests beyond that which may be essential to perfect Secured Party's security interest therein, and Secured Party shall bear no expense, neither accrue nor be attributed any loss or gain with respect thereto and shall have no liability for taxes of any kind that may be or become due in connection with the Membership Interests.

                                   ARTICLE 13

                                  No Withdrawal

         Section 13.1 No Withdrawal. No Member shall have the right or power to resign from the Company.

                                   ARTICLE 14

                      Winding Up and Distribution of Assets

         Section 14.1 Winding Up. If the Company is dissolved, the Member shall wind up the affairs of the Company.

         Section 14.2 Distribution of Assets. Upon the winding up of the Company, subject to the provisions of the Act, the Member (or, if there is no Member, the personal representative of the last remaining Member) shall pay or make reasonable provision to pay all claims and obligations of the Company, including all costs and expenses of the liquidation and all contingent, conditional or unmatured claims and obligations that are known to the Member (or, if there is no Member, the personal representative of the last remaining Member) but for which the identity of the claimant is unknown. If there are sufficient assets, such claims and obligations shall be paid in full and any such provision shall be made in full. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the Member.

         Section 14.3 Termination. Subject to Sections 2.3 and 6.1 hereof, the Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

         Section 14.4 Disregarded Entity. The Company is being formed as, and shall remain, a single member limited liability company. So long as there is only one Member, the Company shall be treated as a disregarded entity for federal and state income tax purposes under Section 7701 of the Code, the Treasury Regulations thereunder, and applicable state law, and neither the Company, the Member, the Independent Manager or the Special Member shall take any action or make any election which is inconsistent with such tax treatment. Anything to the contrary herein notwithstanding, the Company shall not, whether by taking or failing to take any voluntary act, by authorizing or permitting another Person or governmental entity to take or fail to take any voluntary act, or by failing to oppose any attempted act by any other Person or governmental entity, either (a) elect to classify the Company as a corporation for tax purposes or (b) otherwise change its status, for tax purposes, in any way whatsoever from that of a disregarded entity.

                                   ARTICLE 15

                                   Definitions

         As used herein, the following terms shall have the indicated definitions.

         15.1     "Act" means the Delaware Limited Liability Company Act, 6 Del.
C. Section 18-101 et seq., as may be amended from time to time.

         15.2 "Affiliate" means a person or entity that directly or indirectly (through one or more intermediaries) controls, or is controlled by, or is under common control with, the person or entity specified; for purposes hereof, the term "control" shall include, without limitation, (i) the ownership or control of power to vote ten percent (10%) or more of the outstanding equity interests of any such entity, directly or indirectly, (ii) the control in any manner over the election of more than one director or trustee (or persons exercising similar functions) of such entity, or (iii) the possession, direct or indirect, of the power to direct or cause the direction of the management and/or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

         15.3 "Agreement" means this Limited Liability Company Agreement, as may be amended from time to time.

         15.4 "Capital Account" means a separate accounting maintained with respect to the Member pursuant to Section 3.3 of this Agreement.

         15.5 "Capital Contribution" means the contribution by the Member to capital of the Company.

         15.6 "Certificate of Formation" means the Certificate of Formation of the Company as filed with the Delaware Secretary of State on January 13, 2003, as the same may be amended from time to time.

         15.7 "Company" means HANDSPRING FACILITY COMPANY LLC, a Delaware limited liability company.

         15.8 "Independent Manager" means Domenic Borriello, an individual, or such other natural person or special-purpose entity as is approved in writing by MFDS, but who shall not be an agent of MFDS. The Independent Manager shall have no interests in the profits, losses or capital of the Company. The Company may pay a mutually-agreeable fee to the Independent Manager as compensation for serving in such capacity.

         15.9 "MFDS Documents" means the Property Purchase and Lease Modification Agreement, the Amended and Restated Lease Agreement (Building 3), and all documents required by MFDS in connection therewith, which may include documents such as Promissory Notes, a Pledge and Security Agreement, Lessee's Certificate, Uniform Commercial Code Financing Statement (Form UCC-1), and similar documents evidencing and securing obligations, together with any documents executed by HFC or Member at the request of MFDS's mortgage lender, Bank of America.

         15.10    "Managing Member" means the Member.

         15.11 "Member" means Handspring, Inc., a Delaware corporation, and any person or entity subsequently admitted as the member of the Company in accordance with the terms of this Agreement, but shall not include the Special Member.

         15.12 "Membership Interest" means the limited liability company interest of the Member in the Company, including any and all rights, powers, benefits, duties or obligations conferred or imposed on the Member under the Act or this Agreement.

         15.13 "Membership Interest Parties" shall have the meaning ascribed thereto in Section 6.1.

         15.14 "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, sole proprietor, association, or similar entity or group.

         15.15 "Special Member" means, upon such person's or entity's admission to the Company as a member of the Company pursuant to Article 8, a person or entity acting as an Independent Manager, in such person's or entity's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

                            <SIGNATURE PAGE FOLLOWS>

IN WITNESS WHEREOF, the Member has executed and delivered this Limited Liability Company Agreement the day and year first above written.

                  MEMBER:

                  HANDSPRING, INC.,

                  a Delaware corporation

                           By:   /s/ Donna Dubinsky
                                 _____________________________

                           Name: Donna Dubinsky
                                 _____________________________

                           Its   CEO
                                 _____________________________


                  INDEPENDENT MANAGER:

                  /s/ Domenic Borriello
                  ___________________________
                  Domenic Borriello

                  EXHIBIT A - Legal Description of the Property

                DESCRIPTION OF BUILDING 3 PARCEL SUBJECT TO LEASE

         Parcel 4 as shown and described on that certain Parcel Map filed for record in the Office of the Recorder of the County of Santa Clara, State of California, on November 22, 2000 in Book 734 of Maps at pages 17 through 21, inclusive.

             DESCRIPTION OF BUILDING 3 IMPROVEMENTS PURCHASED BY HFC

          That certain multi-story office building located in City of Sunnyvale, County of Santa Clara County, California, commonly known as 100 Mathilda Place and more particularly described in the Grant Deed attached as Exhibit J to the Master Agreement.

         EXHIBIT B - Capital Contributions

1.       Cash in the amount of $15,303,652

2. Benefits of current and future payments made from proceeds of the following Letters of Credit issued by Wells Fargo Bank, available as of January 29, 2003, in the specified amounts:

                  WFB # NZS-347453     $9,557,000.00

                  WFB # NZS-387454    $14,335,000.00

                  WFB # NZS-387455     $6,720,858.80

                  WFB # NZS-387458    $10,328,124.23

3.       Master Agreement

4.       Modified Building 3 Lease

5.       Settlement Funding Note (Member to Company)

6.       Reserve cash in the amount of $15,000.00

                 EXHIBIT C - Certificate of Membership Interest

THE MEMBERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE IS A SECURITY GOVERNED BY ARTICLE 8 OF THE DELAWARE UNIFORM COMMERCIAL CODE.

                        HANDSPRING FACILITY COMPANY, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

    Certificate Number                              Membership Interest
-------------------------                      ----------------------------
      Cert. No. 1                                         100%
-------------------------                      ----------------------------

================================================================================
                 LIMITED LIABILITY COMPANY MEMBERSHIP INTEREST
================================================================================

THIS CERTIFIES THAT Handspring, Inc. is the registered holder of 100% of the Membership Interests of

                        HANDSPRING FACILITY COMPANY, LLC

IN WITNESS WHEREOF, the said Limited Liability Company has caused this Certificate to be signed by its manager this _____ day of January, 2003

                                  By:  HANDSPRING, INC., MANAGER

                                       By: ____________________________

                                       Name: __________________________

                                       Its: ___________________________